                                                                     EXHIBIT 2.4


                           ASSET PURCHASE AGREEMENT

                                    Between

                              BOOTS & COOTS, L.P.

                                      and

                              IWC SERVICES, INC.


                                  Dated as of

                                 July 22, 1997

                               TABLE OF CONTENTS

                                                                            Page

PURCHASE AND SALE OF ASSETS OF SELLER......................................   1
     1.1    Purchase and Sale of Assets....................................   1
     1.2    Excluded Assets................................................   3
     1.3    Instruments of Transfer........................................   3
     1.4    Reserves.......................................................   4

PURCHASE PRICE.............................................................   4
     2.1    Purchase Price and Payments....................................   4
     2.2    Assumption of Liabilities......................................   6
     2.3    Adjustments and Prorations.....................................   7

CLOSING....................................................................   9
     3.1    Closing Date...................................................   9

REPRESENTATIONS AND WARRANTIES OF SELLER...................................  10
     4.1    Existence and Qualification....................................  10
     4.2    Authorization..................................................  10
     4.3    Approvals and Consents.........................................  10
     4.4    Undisclosed Liabilities........................................  11
     4.5    Tax Returns and Audits.........................................  12
     4.6    Necessary Contracts. etc.......................................  12
     4.7    Material Contracts and Obligations.............................  13
     4.8    Employees......................................................  14
     4.9    Absence of Certain Developments................................  14
     4.10   Real Property..................................................  15
     4.11   Title to Assets:  Personal Property............................  15
     4.12   Necessary Property.............................................  16
     4.13   Compliance with Laws...........................................  16
     4.14   Transactions...................................................  16
     4.15   Litigation and Legal Proceedings...............................  16
     4.16   Financial Statements...........................................  17
     4.17   Brokers' Fees..................................................  17
     4.18   Pensions and Other Deferred Compensation.......................  17
     4.19   Benefit Plans..................................................  18
     4.20   Insurance, Surety Bonds, Damages...............................  18
     4.21   Relationships with Affiliates..................................  18
     4.22   Relationships with Suppliers and Customers.....................  19
     4.23   Subsidiaries...................................................  19
     4.24   Representations of General Partners............................  19
     4.25   Representations and Warranties.................................  20

REPRESENTATIONS AND WARRANTIES OF BUYER....................................  20
     5.1    Organization...................................................  20
     5.2    Authorization of Agreement.....................................  20
     5.3    No Default.....................................................  21
     5.4    Litigation.....................................................  21

     5.5    Articles and Bylaws............................................  21
     5.6    Capitalization.................................................  21
     5.7    No Conflicts; Required Approvals and Consents..................  22
     5.8    Undisclosed Liabilities........................................  22
     5.9    Necessary Contracts. etc.......................................  23
     5.10   Absence of Certain Developments................................  23
     5.11   Title to Assets:  Personal Property............................  24
     5.12   Compliance with Laws...........................................  24
     5.13   Transactions...................................................  24
     5.14   Financial Statements...........................................  25
     5.15   Brokers' Fees..................................................  25
     5.16   Subsidiaries...................................................  25
     5.17   Representations and Warranties.................................  25

CONDUCT OF BUSINESS PRIOR TO CLOSING........  25
     6.1    Seller's Restrictions on Operations Prior to Closing Date......  25
     6.2    Buyer's Restrictions on Operations Prior to Closing Date.......  27

INVESTIGATION BY BUYER......................  28
     7.1    Access to Records..............................................  28
     7.2    Confidentiality of Information.................................  28

FURTHER COVENANTS..........................................................  29
     8.1    Delivery of Documents to Buyer.................................  29
     8.2    Transfer of Agreements.........................................  29
     8.3    Further Assurances.............................................  30
     8.4    Employee Benefit Matters.......................................  30

CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS................................  31
     9.l    Compliance with Agreement......................................  31
     9.2    Correctness of Representations and Warranties..................  31
     9.3    Delivery of Documents..........................................  31
     9.4    No Adverse Change in Business or Properties....................  31
     9.5    Certificate of Officer.........................................  32
     9.6    Opinion of Counsel.............................................  32
     9.7    Absence of Litigation..........................................  32
     9.8    Consents.......................................................  32
     9.9    Employment Agreements..........................................  32
     9.10   Proceedings and Documents......................................  32
     9.11   Receivables Report.............................................  33
     9.12   Deliveries.....................................................  33
     9.13   Private Placement Representations..............................  33
     9.14   Lockup Agreements..............................................  33
     9.15   Subsequent Schedules...........................................  33

CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS...............................  34
     10.1   Correctness of Representations and Warranties..................  34
     10.2   Compliance with Agreement......................................  34
     10.3   No Adverse Change in Business or Properties....................  34
     10.4   Certificate of Officer.........................................  34
     10.5   Opinion of Counsel.............................................  35
     10.6   Absence of Litigation..........................................  35
     10.7   Proceedings and Documents......................................  35

EXPENSES OF NEGOTIATION AND TRANSFER.......................................  35
     11.    Expenses.......................................................  35

RIGHTS TO TERMINATE BREACH.................................................  35
     12.    Termination....................................................  35

INDEMNIFICATION............................................................  36
     13.1   Indemnification by Seller and its General Partners.............  36
     13.2   Indemnification by Buyer.......................................  37
     13.3   Notice and Right to Defend Third Party Claims..................  38

REGISTRATION RIGHTS........................................................  39
     14.1   Certain Definitions............................................  39
     14.2   Demand Registration............................................  40
     14.3   "Piggyback" Registration.......................................  41
     14.4   Registration Procedures........................................  42
     14.5   Allocation of Expenses.........................................  44
     14.6   Indemnification................................................  44

NONCOMPETITION.............................................................  46
     15.1   Noncompetition Agreement.......................................  46

MISCELLANEOUS..............................................................  47
     16.1   Survival.......................................................  47
     16.2   Change of Seller's Name........................................  47
     16.3   Assignment.....................................................  47
     16.4   Successors.....................................................  47
     16.5   Entire Agreement...............................................  47
     16.6   Power of Attorney..............................................  47
     16.7   Amendments in Writing..........................................  47
     16.8   Interpretation.................................................  48
     16.9   Arbitration....................................................  48
     16.10  Notices........................................................  48
     16.11  Severability...................................................  49
     16.12  Headings.......................................................  49
     16.13  Counterparts...................................................  49
     16.14  Telecopy Execution and Delivery................................  49
     16.15  Bulk Sales Law.................................................  49
     16.16  Effectiveness..................................................  49


                                      iii
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                               [PAGE 4 TO COME]

                               LIST OF SCHEDULES

Schedule 1.1(A)   -   Real Property
Schedule 1.1(B)   -   Real Property Leases
Schedule l. l (C) -   Equipment and Property
Schedule 1.1(D)   -   Choses-in-Action
Schedule 1.1(E)   -   Patents, Copyrights, Trademarks and Service Marks
Schedule 1.1(F)   -   Motor Vehicles
Schedule 1.1(G)   -   Subsidiaries
Schedule 1.2      -   Excluded Assets

Schedule 2.1(A)   -   Promissory Notes
Schedule 2.1(B)   -   Designation of Series A and Series B Stock
Schedule 2.1(C)   -   Purchase Price Allocation
Schedule 2.2(A)   -   Assumption Agreement
Schedule 2.3(B)   -   Equipment Purchased by Seller at Buyer's Request

Schedule 4.3      -   Approvals and Consents for Seller
Schedule 4.5      -   Tax Returns
Schedule 4.6(A)   -   Necessary Contracts
Schedule 4.6(B)   -   Defaults under Necessary Contracts
Schedule 4.7(A)   -   Material Agreements
Schedule 4.7(B)   -   Defaults under Material Agreements
Schedule 4.8      -   Employees
Schedule 4.9      -   Certain Developments
Schedule 4.10     -   Encumbrances on Real Property
Schedule 4.11     -   Exceptions to Title - Personal Property
Schedule 4.14     -   Material Adverse Changes
Schedule 4.15     -   Litigation and Legal Proceedings
Schedule 4.16     -   Financial Statements
Schedule 4.19     -   Claims under Benefit Plans
Schedule 4.20     -   Insurance
Schedule 4.21     -   Relationships with Affiliates
Schedule 4.22     -   Relationships with Suppliers and Customers
Schedule 4.23     -   Interests in Other Entities

Schedule 5.5      -   Outstanding Rights for Capital Stock of Buyer
Schedule 5.6      -   Options, Warrants and Other Rights
Schedule 5.7      -   Capitalization of Public Company
Schedule 5.8      -   Approvals and Consents for Buyer
Schedule 5.11     -   Certain Developments
Schedule 5.15     -   Financial Statements
Schedule 5.17     -   Subsidiaries

Schedule 6.2      -   Exceptions to Buyer's Restrictions on Operations

Schedule 9.9(A)   -   Form of Employment Agreement
Schedule 9.13     -   Form of Subscription Agreement

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT, made and entered into as of this 22nd day of July, 1997, by and between Boots & Coots, L.P., a Colorado limited partnership ("Seller"), and IWC Services, Inc., a Texas corporation ("Buyer").

     WHEREAS, Seller owns and operates an oil well fire fighting and well control business; and

     WHEREAS, Seller in reliance upon the representations and warranties of Buyer, desires to sell to Buyer and Buyer, in reliance upon the representations and warranties of Seller, desires to purchase from Seller, all of the assets, property and business relating to the oil well fire fighting and well control business operated by Seller and its subsidiaries (such assets, properties and business, collectively referred to herein as the "Business") but specifically excluding those assets described in Section 1.2 hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:


                     PURCHASE AND SALE OF ASSETS OF SELLER

     1.1   Purchase and Sale of Assets.

     Seller agrees to sell, assign, transfer, convey, bargain, grant and deliver to Buyer, and Buyer agrees to purchase from Seller, all on the terms and conditions hereinafter set forth, all right, title, interest and benefit, including all of Seller's right, title, interest and benefit, of whatever kind and nature, real, personal and mixed, tangible and intangible, whether or not reflected on Seller's books and records, known or unknown, accrued, absolute, contingent or otherwise, in and to the assets, properties and rights (but excluding those assets described in Section 1.2 hereof) with respect to the Business, all as the same exist on the Effective Date (as hereinafter defined), free and clear of and expressly excluding all debts, liabilities, obligations, taxes, liens and encumbrances of any kind, character or description, whether accrued, absolute, contingent or otherwise (and whether or not reflected or reserved against in the balance sheets, books of account and records of Seller) (the foregoing collectively referred to as "Encumbrances"), except for the assumption of obligations expressly provided for in Section 2.2 hereof, including, without limitation:

     (a) all the real property currently owned by Seller (the "Real Estate"), all of which is described in Schedule 1.1(A) hereto, together with any real property acquired by Seller between the date hereof and the Closing Date (as hereinafter defined);

     (b) all buildings, structures, and other improvements now or hereafter actually or constructively attached to the Real Estate, and all modifications, additions, restorations or replacements of the whole or any part thereof (the "Improvements");

     (c) all interests of Seller as landlord (whether named as such therein or by assignment or otherwise) in all leases and subleases, if any, of the Real Estate and the Improvements now existing or at any time hereafter made, and any and all amendments, modifications, supplements, renewals and extensions thereof, together with all rents, royalties, security deposits, revenues, issues, earnings, profits, income and other benefits of the Real Estate or the Improvements now due or hereafter to become due with respect to the Real Estate or the Improvements or any part thereof, all of which are described in Schedule
1.1 (B)  hereto;

     (d) all of the equipment used by Seller in the operation of the business including, but not limited to fire fighting equipment, blowout equipment, office furnishings, machinery, and other property owned by Seller, all of which is listed in Schedule l.l(C) hereto;

     (e) all rights of Seller under those contracts, leases or other agreements described and categorized in Schedule 4.6(A) and Schedule 4.7(A) hereto and those contracts, leases or other agreements which are not required to be disclosed pursuant to the provisions of Section 4.7 hereof because such contracts, leases or other agreements involve payments of less than $1000 individually over the life of such agreements and $2000 in the aggregate for all such agreements over the life of such agreements and which do not impose any significant non-monetary obligations;

     (f) all choses-in-action of Seller, all of which are described in Schedule 1.1(D) hereto;

     (g) all patents, copyrights, trademarks, tradenames and service marks used by Seller, including but not limited to the trade name "Boots & Coots", and all of the rights associated therewith (including any and all applications, registrations, extensions and renewals thereof), all of which are described in
Schedule 1.1(E) hereto;

     (h) all engineering specifications, maps, plans, diagrams, billing service reports, computer master tapes, books and records owned by Seller and relating to the Business, other than its tax returns and financial records, provided, however, that Buyer agrees to provide access, at Seller's expense, to such transferred books and records to Seller during normal business hours upon reasonable notice if necessary for tax purposes for a period not to exceed three years after Closing (as hereinafter defined); and

     (i) all automotive equipment and motor vehicles utilized in the operation of the Business by Seller, all of which are described in Schedule 1.1(F) hereto; and

     (j) all interest in each of the subsidiaries of Seller listed in Schedule 1.1(G) hereto (individually a "Subsidiary" and collectively the "Subsidiaries") and their respective business and properties.

     All of the foregoing business, assets, properties and rights to be transferred to Buyer hereunder are collectively referred to herein as the "Assets."

     1.2   Excluded Assets.

     Anything in the foregoing to the contrary notwithstanding, there shall be excluded from the Assets (i) cash and cash equivalents (except as provided in Section 1.4 hereof); (ii) accounts receivable for sales and services provided prior to the Effective Time; (iii) obligations, commitments, contracts, agreements and leases of Seller that are not expressly assumed by Buyer pursuant to this Agreement; and (iv) such other assets as are listed on Schedule 1.2 hereto.

     1.3   Instruments of Transfer.

     At the Closing, Seller will deliver to Buyer (i) such deeds, bills of sale, assignments, endorsements, checks and other good and sufficient instruments of sale, transfer and conveyance, in such form and substance as Buyer shall reasonably request and consistent with all applicable law, as shall be effective to vest in Buyer all right and title to, and interest in, the Assets free and clear of all Encumbrances, except for the assumption of obligations expressly provided for in Section 2.2 hereof; and (ii) all contracts and commitments, instruments, books and records and other data being conveyed hereunder and relating to the Assets and the Business, and, simultaneous with such delivery, Seller will take such steps as may be reasonably required to put Buyer in actual possession and operating control of such Assets and Business. At any time and from time to time after the Closing Date, on Buyer's reasonable request, Seller will execute, acknowledge and deliver such further deeds, assignments and transfers and take such actions as may be required in conformity with this Agreement for the adequate assignment, transfer, and grant to Buyer of the Assets.

     1.4  Reserves.

     Seller shall pay any assumed accounts payable and taxes on earned revenues of its subsidiaries on or before Closing. In addition, Seller agrees that the promissory note to be delivered by Buyer pursuant to Section 2.1(a)(ii) will be credited by an amount sufficient to cover two months operating expenses of Seller as provided in Section 2.1(a)(ii). Buyer and Seller agree that the amount of the reserve for operating expenses shall be $300,000; provided, however, that from such amount shall be deducted the salary and benefits that would be paid to Mr. Thompson and/or Mr. Tuppen, as applicable, during such period in the event either or both of them have not executed Employment Agreements with Buyer at Closing (the "Operating Expenses Reserve").


                                PURCHASE PRICE

     2.1   Purchase Price and Payments.

     The purchase price for the sale of the Assets under this Agreement shall be $7,300,000 as adjusted pursuant to Section 2.3 hereof (collectively, the "Purchase Price") and consisting of cash, stock and the assumption of certain promissory notes as set forth below. The Purchase Price shall be payable as follows:

     (a)  on the Closing Date:

          (i) a payment of $1,050,000 by the wire transfer of immediately available funds to the account designated by Seller in a written notice delivered by Seller to Buyer;

          (ii) delivery of a promissory note from Buyer to Seller, in the amount of $2,000,000 (increased or decreased by any Purchase Price adjustments pursuant to Section 2.3, decreased by the amount of the Operating Expenses Reserve set forth in Section 1.4, and increased by the amount of the Debt [as hereinafter defined], if paid in full by Seller at Closing) at 8% interest per annum with a maturity of 30 days after the Closing Date (or the next day which is not a Saturday, Sunday or a holiday on which national banking associations in the State of Texas are closed), and on the terms and conditions as set forth in
Schedule 2.1(a)(ii) hereto; provided Seller shall pay such Debt only if the Debt is not assumed by Buyer at Closing;

          (iii) a payment of $75,000 by the wire transfer of immediately available funds to the account designated by James Tuppin in a written notice delivered by James Tuppin to Buyer in consideration for entering into an employment agreement with Buyer in the form of Schedule 9.9(B) hereto and a Lockup Agreement as required pursuant to Section 9.14 hereof;

          (iv) a payment of $75,000 by the wire transfer of immediately available funds to the account designated by David Thompson in a written notice delivered by David Thompson to Buyer in consideration for entering into an employment agreement with Buyer in the form of Schedule 9.9(B) hereto and a Lockup Agreement as required pursuant to Section 9.14 hereof; and

          (v) the assumption of the promissory notes described in Schedule 2.1(a)(v) hereto, in the aggregate principal amount of $500,000, plus all accrued but unpaid interest thereon as described in Schedule 2.1(a)(v) (in the aggregate, the "Debt");

          (vi) the delivery of a promissory note from Buyer to Seller, in the amount equal to eighty-five percent of the difference between (x) the Purchase Price less $1,000,000 and (y) the sum of items 2.1(a)(i)-(iv) if the Debt has been paid in full by Seller at Closing, or the sum of items 2.1(a)(i)-(v) if the Debt has been assumed by Buyer at Closing, which note shall be non-interest bearing with a maturity of 30 days after the Closing Date (or the next day which is not a Saturday, Sunday or a holiday on which national banking associations in the State of Texas are closed), and on the terms and conditions as set forth in
Schedule 2.1(a)(vi) hereto;

     (b)  stock of the Buyer as follows:

          (i) if the contemplated acquisition of Buyer by a publicly-held corporation (i.e., a corporation that files periodic reports with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the "Public Company") has been consummated prior to Closing, shares of the common stock of the Public Company equal to $1,000,000 (delivered promptly after the determination of the value per share of such stock as set forth below). The value of a share of Public Company stock shall be determined by the weighted average closing bid price during the sixty day period commencing thirty (30) days after the acquisition of Buyer by the Public Company; or

          (ii) if the contemplated acquisition of Buyer by a publicly-held corporation has not occurred on or before the Closing, shares of Series A Convertible Preferred Stock of Buyer ("Series A Stock") and shares of Series B Convertible Preferred Stock of Buyer ("Series B Stock") with a value equal to $1,000,000. The Series A Stock and Series B Stock shall have the terms and provisions set forth in Schedule 2.1(B) hereof. The relative amount of Series A Stock and Series B Stock issued hereunder shall be determined by Seller and communicated to Buyer prior to the date of issuance.

The Purchase Price shall be allocated in accordance with Schedule 2.1(C) hereto. Buyer and Seller shall, in any state, federal and/or local income tax or information return filed by it, which includes an evaluation of the Assets (i.e., allocation of the Purchase Price), report such value at the amounts set forth on Schedule 2.l(C) for the various assets. If Buyer or Seller breaches this provision, the breaching party shall indemnify and hold the nonbreaching party harmless from any and all loss, cost and expense (including, without limitation, attorneys' and accountants' fees, costs for any audit, any additional income taxes and any interest found to be payable by the non-breaching party) relating to and/or arising out of any such breach.

     2.2   Assumption of Liabilities.

     On the Closing Date, pursuant to the terms of the Assumption Agreement attached hereto as Schedule 2.2(A), Buyer shall assume and agree to perform and discharge the following as they become due for all periods from and after the Closing Date, to the extent not theretofore performed or discharged:

          (a) all obligations of Seller except those outside the normal course of business arising from and after the Effective Time (as hereinafter defined) and attributable and relating to the period after the Effective Time under all leases and other agreements expressly set forth on Schedule 4.6(A) and Schedule 4.7(A) hereto or which are not required to be set forth under the provisions of
Section 4.7 because such contracts, leases or other agreements involve payments of less than $1000 individually over the life of such agreements and $2000 in the aggregate for all such agreements over the life of such agreements and do not impose any significant non-monetary obligations;

          (b) all obligations arising out of customer prepayments and all other accrued and unpaid expenses that result in a Buyer's Adjustment to the Purchase Price as provided in Sections 2.3(a), (b) and (c) hereof; and

          (c) the obligations of Seller to those employees who are hired by Buyer for accrued but unused vacation time, as adjusted through the Effective Date pursuant to Section 2.3(a) hereof (the "Seller's Accrued Vacation Pay").

     NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR APPLICABLE LAW TO THE CONTRARY, BUT SUBJECT TO SECTION 2.2 HEREOF, BUYER DOES NOT ASSUME AND SHALL NOT BE LIABLE FOR ANY DEBTS, OBLIGATIONS OR LIABILITIES OF SELLER OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY OF SELLER FOR

ENVIRONMENTAL CONTAMINATION OR REMEDIATION, FOR TAXES OF ANY KIND OR DESCRIPTION, ANY ACCRUED OR OTHER LIABILITY FOR CONTRIBUTION OR PAYMENTS TO BE MADE IN RESPECT OF SERVICES BY EMPLOYEES TO SELLER DURING PERIODS THROUGH THE CLOSING DATE INCLUDING, WITHOUT LIMITATION, ANY SEVERANCE PAY, SICK LEAVE PAY, OBLIGATIONS UNDER SECTION 4980B OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE"), ERISA (AS HEREINAFTER DEFINED), BONUSES, OR OTHERWISE WITH RESPECT TO SELLER'S EMPLOYEES.

     2.3   Adjustments and Prorations.

     The operation of the Business until 11:59 p.m. of the close of business on the day immediately preceding the Closing Date (the "Effective Time") shall be for the account of Seller and thereafter for the account of Buyer. The operation of the Business and the income and expenses attributable thereto shall be prorated as of the Effective Time. The aggregate amount paid for the Assets on the Closing Date shall be adjusted and revenues and expenses, costs and liabilities relating to the Business shall be prorated as follows with all adjustments and prorations as of the Effective Time:

          (a) The aggregate amount paid for the Assets shall be reduced by the sum of the following amounts: (i) the amount of liabilities with respect to customer prepayments, the responsibility for which is assumed by Buyer under this Agreement, with the amount of prepayments relating to services provided prior to the Effective Time for the account of Seller and prepayments relating to services which Buyer will be obligated to provide after the Effective Time for the account of Buyer, and (ii) Seller's Accrued Vacation Pay.

          (b) The aggregate amount paid for the Assets shall be decreased by the value as reflected on the 1996 Financial Statements of Seller of that certain real property of Seller located in Midland, Texas, decreased by the value on the 1996 Financial Statements for any of the Assets which have, at Closing, been destroyed or rendered unfit for their intended purpose in the operation of the Business, and shall be increased by the amount paid prior to Closing by Seller for those items of equipment purchased by Seller at Buyer's request as set forth on Schedule 2.3(b) hereof.

          (c) All revenues and expenses, costs and liabilities relating to the Assets being purchased by Buyer (including, without limitation, rental or similar charges or payments payable in respect of any contracts, leases or agreements of Seller being assumed by Buyer, insurance premiums (but only to the extent such insurance, if any, is assumed by Buyer), sales and use taxes payable in respect of services and equipment furnished in connection with the operation of the Business, power and utility charges, real and personal property taxes and rentals, sales and service charges, taxes and similar prepaid and deferred items), shall be prorated, with Seller being entitled to all revenues and liable for all such expenses, costs and liabilities relating to the period at or prior to the Effective Time and Buyer entitled to all revenues and liable for all such expenses relating to the period after the Effective Time, determined in accordance with generally accepted accounting principles consistently applied, subject to Section 2.3(e) below. An increase or decrease in the cash price paid at Closing shall be made, as appropriate, based upon such proration. Buyer shall use reasonable efforts to collect the accounts receivable existing on the Closing Date but shall not be required to bring suit with respect to any such amount and shall not be liable to Seller or any other party for any amounts not collected thereon. The portion of any such accounts receivable for services prior to the Effective Time are for the account of Seller and for the period after the Effective Time are for the account of Buyer. To the extent that either party collects accounts receivable that are for the account of the other, such party shall promptly remit such amounts to the other.

          (d) Seller shall deliver to Buyer, not less than one (1) business day prior to the Closing Date, a certificate (the "Closing Adjustment Certificate") of Seller which shall set forth Seller's good faith estimate of the amount of the adjustments and prorations set forth in Sections 2.3(a),(b) and (c) above, as of the Effective Time. The Closing Adjustment Certificate shall be in form and substance satisfactory to Buyer, and Seller shall deliver to Buyer with the Closing Adjustment Certificate a copy of such supporting evidence as shall be appropriate hereunder as Buyer may reasonably request. At the Closing there will be a settlement between Buyer and Seller with respect to the adjustments and prorations set forth in Sections 2.3(a), (b) and (c) above, and the amounts determined by Buyer and Seller pursuant to the provisions of this Section 2.3 shall be paid to Buyer or Seller, as appropriate, by an increase or decrease in the Purchase Price, as appropriate on the Closing Date, with a final settlement within sixty (60) days after the Closing Date.

          (e) Within thirty (30) days after the Closing Date, Buyer shall deliver to Seller a certificate (the "Final Closing Certificate") setting forth any changes to the adjustments made at the Closing pursuant to Sections 2.3(a),
(b) and (c), together with a copy of such supporting evidence as shall be appropriate hereunder as Seller may reasonably request. If Seller shall conclude that the Final Closing Certificate does not accurately reflect the changes to be made to the closing adjustments pursuant to this Section 2.3, Seller shall, within thirty (30) days after its receipt of the Final Closing Certificate, provide to Buyer its written statement (together with any supporting documentation as Buyer may reasonably request) of any discrepancy or discrepancies believed to exist. Seller's representatives shall be permitted access to all books, records, billing service reports and other documents necessary or appropriate for the determination of the adjustments and prorations.

     Buyer and Seller shall attempt jointly to resolve any discrepancies within thirty (30) days after receipt of Seller's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If Buyer and Seller cannot resolve the discrepancies to their mutual satisfaction within such thirty (30) day period, Buyer and Seller shall, within the following ten (10) days, jointly designate a nationally known independent public accounting firm to be retained to review the Final Closing Certificate together with Seller's discrepancy statement and any other relevant documents. The cost of retaining such independent public accounting firm shall be borne equally by Seller and Buyer. Such firm shall report its conclusions in writing to Buyer and Seller and such conclusions as to adjustments pursuant to this Section 2.3 shall be conclusive on all parties to this Agreement and not subject to dispute or review.

     If, as a result of such adjustments, Buyer is determined to owe an amount to Seller, Buyer shall pay such amount thereof to Seller in immediately available funds within three business days of such determination, and if Seller is determined to owe an amount to Buyer, Seller shall pay such amount thereof to Buyer in immediately available funds within three business days of such determination, and such amounts to be paid by Seller shall not be subject to the limitations of Section 13.1.

          (e) Section 2.3 hereof is intended to establish the Effective Time as the cutoff date from which Buyer shall be entitled to the revenues and responsible for expenses of operating the Business and shall not be construed as an assumption by Buyer of any liability, contract, agreement or obligation which is not specifically set forth in Section 2.2 hereof.

                                    CLOSING
     3.1   Closing Date.

     Subject to satisfaction of all conditions set forth in this Agreement, the closing of the transactions contemplated herein (the "Closing") shall take place on or before July 31, 1997 at least one business day after Seller has provided Buyer with written notice that all material consents have been obtained as of the date of such notice. The Closing shall be held at the offices of Brown, Parker & Leahy, L.L.P., 1200 Smith Street, Suite 3600, Houston, Texas 77002 or at such place as the parties may agree in writing. The date on which Closing takes place is referred to as the "Closing Date."


                   REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller hereby makes (as of the date hereof and, as of the Closing Date except for those stated to be as of the date hereof) the following representations and warranties:

     4.1   Existence and Qualification.

     Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado and has the power and authority to own, lease, use and operate its properties and to transact the business in which it is engaged and to enter into this Agreement and the other documents and instruments contemplated herein and to carry out the transactions contemplated herein. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power and authority to own, lease, use and operate its properties and to transact the business in which it is engaged. Seller and each of the Subsidiaries is qualified to do business, and has all appropriate or necessary licenses in each jurisdiction or place in which the nature of its business or the character of its properties requires such registration, except where the failure to so register or qualify would not have a material adverse effect.

     4.2   Authorization.

     This Agreement and the other documents or instruments executed and delivered or to be executed and delivered pursuant hereto have been duly authorized, executed and delivered by Seller. This Agreement constitutes and the other documents or instruments executed and delivered or to be executed and delivered when executed will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principals of equity.

     4.3   Approvals and Consents.

     Subject to obtaining the approvals and consents set forth in Schedule 4.3 hereto required under any of Seller's material leases and agreements in order for the transfer of such agreements to Buyer to occur pursuant to this Agreement, neither the execution, delivery and performance by Seller of this Agreement nor the consummation of the transactions contemplated herein will to Seller's knowledge after due inquiry (i) conflict with, or result in a breach of the terms of, or constitute a default under, or violation of, any lease or agreement to which Seller or the Subsidiaries is a party or by which Seller or the Subsidiaries, or any of their respective properties are bound, or (ii) result in a material violation of any material law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect or having applicability to Seller or the Subsidiaries. Subject to obtaining such approvals and consents, such execution, delivery, performance or consummation will not give to others any rights of termination, acceleration or cancellation in or with respect to any leases or agreements of (or relating to the business of) Seller or the Subsidiaries. Schedule 4.3 hereto sets forth all approvals or consents contractually or legally required to (i) enable Buyer to continue to lawfully operate the Business as it is presently operated by Seller and the Subsidiaries; (ii) render this Agreement and the transactions contemplated herein valid and effective with respect to the parties hereto (including any approvals or consents required under Seller's organizational documents or applicable loan agreements); and (iii) permit Seller to assign to Buyer all material leases or agreements or other instruments to be assigned to and assumed by Buyer hereunder. All references in this Agreement to the "knowledge" of Seller will be deemed to include the knowledge of the executive officers of the general partners of Seller who have executed this Agreement.

     4.4   Undisclosed Liabilities.

     Each of Seller and each of the Subsidiaries have no material liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, in connection with the Business and the Assets and Seller does not know of any basis for any claim against it or the Subsidiaries for any such material liabilities or obligations, including specifically (but without limiting the foregoing) (i) claims alleging the presence or the existence of any substance or condition constituting violation of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), as amended, or any other federal or state environmental law or regulation except to the extent set forth in this Agreement or in the Schedules hereto, or (ii) liabilities, debts or obligations incurred in the ordinary course of the operation of the Business since December 31, 1996, none of which individually or in the aggregate will have a material adverse effect upon the business or condition, financial or otherwise, of Seller. Neither Seller nor any of the Subsidiaries has any liabilities, material or otherwise, that will impose transferee liability upon Buyer.

     4.5   Tax Returns and Audits.

     Seller and each of the Subsidiaries have filed with the appropriate agencies all tax returns and tax reports required by law to be filed by them with respect to the operation of the Business. Seller and each of the Subsidiaries have paid all of its assessments, fees and taxes to the extent that the same have become due and payable. Except as set forth on Schedule 4.5 hereto, there exists no unpaid federal, state or local income or other tax with respect to the existence or operations of the Business or the Assets, except for accrued taxes not yet due and payable. Seller and each of the Subsidiaries have no liability, fixed or contingent, known or unknown, for any foreign, federal, state or local taxes (including without limitation, income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer and other taxes) of any nature whatsoever that might impose transferee liability on Buyer. Except as set forth in Schedule 4.5 hereto, neither Seller nor any of the Subsidiaries holds nor has held a permit, registration, certificate or like instrument as a "dealer" or other collecting agent from a state taxing authority under which Seller or any of the Subsidiaries collects sales tax from the Business and remits such tax to such taxing authority. Seller and each of the Subsidiaries are in compliance with all applicable sales and use tax laws and regulations.

     4.6   Necessary Contracts. etc.

     Seller and each of the Subsidiaries have entered into and validly holds all necessary agreements for the operation of their respective Businesses (the "Necessary Contracts"). All Necessary Contracts are in full force and effect, without any pending (or to the best of Seller's knowledge, threatened) modification, amendment or termination of such Necessary Contracts. Set forth on Schedule 4.6(A) hereto is a true and accurate description of each Necessary Contract to which Seller or any of the Subsidiaries is a party other than those Necessary Contracts that are excluded assets pursuant to Section 1.2 hereof. Except as set forth on Schedule 4.6(B) hereto, Seller and/or the Subsidiaries party thereto have performed all of their obligations under the Necessary Contracts and Seller and/or the Subsidiaries party thereto are not in default under any Necessary Contract, nor is there any condition, event or occurrence existing, nor is any proceeding pending (or, to the best of Seller's knowledge, threatened) or being conducted by any governmental authority or any other party, which would cause the termination, suspension or cancellation of any Necessary Contract. Seller has no knowledge of any material breach or anticipated material breach by the other parties to the Necessary Contracts.
The operation of the Business and the Assets have been and are being conducted in accordance with all applicable provisions of such Necessary Contracts.

     4.7   Material Contracts and Obligations.

           (a) Attached hereto as Schedule 4.7(A) is a list of all agreements (other than those required to be listed by Section 4.6 and other than agreements which are excluded assets pursuant to Section 1.2 hereof and non-assignable insurance policies) of any nature to which Seller or any of the Subsidiaries is a party or by which Seller or any of the Subsidiaries or any of their properties are bound which obligate Seller or any of the Subsidiaries to pay individually under any agreement more than $1000, and in the aggregate for all such agreements more than $2000, or which impose any significant non-monetary obligations (collectively, the "Material Agreements"). Except as set forth on the Schedules hereto and except as may be required under Section 601 et seq. of ERISA, neither Seller nor any Subsidiary is a party to any written or oral contract with respect to the Business that is not cancelable without penalty upon thirty (30) days notice or less, including, without limitation, any:

          (i) pension, profit sharing, retirement, hospitalization, insurance, stock option, employee stock purchase, or any other employee benefit or "fringe benefit" plan, including, without limitation, medical or other insurance plans or any union collective bargaining or any other contract with any labor union;

          (ii) contract for the employment of any officer, director, individual employee, or other person or entity on a full-time, part-time, consulting or other basis;

          (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any asset or group of assets of Seller or any of the Subsidiaries;

          (iv)  guarantee of any obligation;

          (v) lease or agreement under which it is lessee or lessor, or holds or operates any property, real or personal, owned by any other party, except for any lease under which the aggregate annual rental payments do not exceed $1000;

          (vi) agreement or group of related agreements with the same party or any group of affiliated parties which requires or may in the future require aggregate consideration by or to Seller or any of the Subsidiaries in excess of $1000 per annum; or

          (vii) continuing contract for the future purchase of materials, supplies, equipment or services.

          (b) Except as disclosed on Schedule 4.7 (B) hereto, with respect to the Business, each of Seller and each of the Subsidiaries has performed all material obligations required to be performed by it and is not in material default under, or in material breach of, or in receipt of any claim of default under, any Material Agreement to which it is a party or by which it or any of its properties are bound; Seller has no knowledge of any material breach or anticipated material breach by the other parties to any contract or commitment to which it and any of the Subsidiaries is a party or by which Seller or any of the Subsidiaries or any of their respective properties are bound.

     4.8  Employees.

     The names of all employees of Seller and of the Subsidiaries together with their December 31, 1996 gross salaries and wages as reported for income tax purposes and current gross salaries are listed on Schedule 4.8 hereto. Neither Seller nor any Subsidiary is, nor during the past six months has it been, involved in any discussion with any unit or group seeking to become the bargaining unit for any of its employees nor, to the best of Seller's knowledge, has there been any threat of such discussions.

     4.9  Absence of Certain Developments.

     Except as set forth on Schedule 4.9 attached hereto, and except for the transactions contemplated in this Agreement, Seller and each of the Subsidiaries have not insofar as the Business, or the Assets are concerned, since
December 31, 1996:

          (i) sold, assigned or transferred any tangible assets, except in the ordinary course of business;

          (ii) suffered any material losses or waived any material rights, whether or not in the ordinary course of business;

          (iii) suffered any termination or cancellation of any Necessary Contract without the consent of Buyer, including without limitation, the contracts to be assumed by Buyer hereunder;

          (iv) made any material changes in employee compensation (other than severance pay and deferred compensation) except in the ordinary course of business;

          (v) entered into any other material transaction other than in the ordinary course of business;

          (vi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

          (vii) suffered any strikes, work stoppages or other material labor disputes adversely affecting the Business or the Assets; or

          (viii) entered into any agreement or understanding to do any of the foregoing.

     4.10   Real Property.

     Schedule 1.1 (A) attached hereto contains a legal description of each parcel of Real Estate owned by Seller and the Subsidiaries in connection with the Business with a description of the type of use of each such parcel. Seller and the Subsidiaries have provided Buyer with a title insurance commitment with respect to each such parcel of Real Estate and will obtain at Seller's expense and will deliver to Buyer as soon as possible after closing a title insurance policy with respect to each such parcel in the amounts that are allocated to the Real Estate as set forth in Schedule 2.1(B). Except for current taxes or assessments due but not yet payable and easements, liens, or other encumbrances set forth on Schedule 4.10 hereto or in the title insurance commitments which have been provided to Buyer which do not materially adversely affect their use with respect to the Business or materially detract from their value, Seller or the applicable Subsidiary of Seller is the sole owner (both legal and equitable) of and has good and marketable title to each property described thereon. All of the Real Estate and all of the real property leased by Seller or any of the Subsidiaries has unfettered access to public roads or streets and all utilities and services necessary for the proper conduct and operation of the Business.

     4.11   Title to Assets:  Personal Property.

     Except as set forth on Schedule 4.11 hereto, Seller is the sole owner (both legal and equitable) of and has good and marketable title to the Assets, tangible and intangible, and has or will have at the Closing Date, the absolute right to sell, assign, transfer, convey and deliver the Business, and such Assets to Buyer, free and clear of all mortgages, liens, security interests, charges, claims, restrictions and other encumbrances of every kind. All of the Assets are in good working order and condition and are suitable for the purposes for which they are employed in the operation of the Business, ordinary wear and tear excluded. Except as set forth on Schedule 4.11 hereto, each Subsidiary is the sole owner (both legal and equitable) of and has good and marketable title to the assets, tangible and intangible, used in the conduct of its respective portion of the Business, free and clear of all mortgages, liens, security interests, charges, claims, restrictions and other encumbrances of every kind. All of such assets are in good working order and condition and are suitable for the purposes for which they are employed in the operation of the Business.

     4.12   Necessary Property.

     The Assets and the assets owned by the Subsidiaries constitute all of the property used in the operation of the Business lawfully and in the manner and to the extent presently conducted by Seller and the Subsidiaries.

     4.13   Compliance with Laws.

     The operation of the Business has been conducted and is being conducted in compliance in all material respects with all applicable laws, rules, regulations and other requirements of all federal, state, county or local governmental authorities or agencies.

     4.14   Transactions.

     Except as set forth in Schedule 4.14, since December 31, 1996, neither Seller nor any of the Subsidiaries has entered into any transaction not in the ordinary course of its business, and there has not been any material adverse change in the manner in which Seller or any Subsidiary conducts its Business or any change in the assets, liabilities, property, business, operations, prospects, customers or financial condition of Seller or any Subsidiary, the effect of which was or will be, in any single case or in the aggregate, materially adverse to Seller or any Subsidiary, the Assets, or the Business.

     4.15   Litigation and Legal Proceedings.

     Set forth on Schedule 4.15 hereto is a complete and accurate list of all suits, claims, actions and administrative, arbitration or other similar proceedings relating to the operation of the Business or the Assets (including proceedings concerning labor disputes or grievances, civil rights discrimination cases and affirmative action proceedings) and all governmental investigations pending or, to the knowledge of Seller, threatened, to which Seller or a Subsidiary is a party, or against their respective properties or business, and each judgment, order, injunction, decree or award relating to Seller or any Subsidiary, or the Assets (whether rendered by a court, administrative agency or by arbitration pursuant to a grievance or other procedure) to which Seller or any Subsidiary is a party which is unsatisfied or requires continuing compliance therewith (such suits, actions, claims, judgments, orders, injunctions, decrees and awards are herein referred to as "legal proceedings"). Seller is not aware of any facts or circumstances which would give rise to any unasserted possible material claims against the Business or the Assets.

     4.16   Financial Statements.

     Schedule 4.16 hereto contains the unaudited consolidated balance sheet of Seller for the year ended December 31, 1996, and the unaudited consolidated statements of income and cashflow for the fiscal year then ended together with all notes thereto (the "1996 Financial Statements"), and the unaudited consolidated balance sheet of Seller as of April 30, 1997 and the unaudited consolidated statements of income and cashflow for the period then ended (the "Interim Financial Statements"; the 1996 Financial Statements and Interim Financial Statements being referred to herein collectively as the "Financial Statements"). The Financial Statements (i) fairly present the financial condition of Seller and its results of operations as of the relevant dates thereof and for the periods covered thereby, and (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of Seller's financial condition as of the relevant dates thereof and the results of Seller's operations for the periods covered thereby.

     4.17   Brokers' Fees.

     Neither Seller nor any Subsidiary, nor anyone on their behalf has retained any broker, finder or agent or other intermediary or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated in this Agreement.

     4.18   Pensions and Other Deferred Compensation.

            (a) With the exception of pension, or retirement plans or policies that are excluded assets pursuant to Section 1.2 hereof, neither Seller nor any Subsidiary maintains or contributes to any pension, retirement or other Employee Benefit Plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (collectively, "Employee

Benefit Plans"). Neither Seller nor any Subsidiary has maintained or been obligated to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA. Neither Seller nor any Subsidiary is subject to any liability resulting from the withdrawal by Seller, any Subsidiary, or any of their affiliates from a multi-employer plan or resulting from the termination of a plan previously utilized in a trade or business affiliated with Seller or any Subsidiary under Code Section 414. Each Employee Benefit Plan sponsored or maintained by Seller or any Subsidiary or any trade or business affiliated with Seller or any Subsidiary under Code Section 414 has been administered, without material exception, in compliance with the terms of the plan, ERISA, the Code and other applicable laws.

            (b) Neither Seller nor any Subsidiary, nor any trade or business affiliated with Seller or any Subsidiary under Code Section 414 is aware of the existence of any pending or threatened governmental audit or examination of any Employee Benefit Plan sponsored, maintained or contributed to by Seller or any Subsidiary, or of any pending or threatened action, suit or claim (other than routine claims for benefits which are fully covered by insurance maintained with reputable, financially responsible insurers) against any such Employee Benefit Plan, compensation arrangement or trustees or administrators thereof, or of any facts that could give rise to such action, suit or claim.

     4.19   Benefit Plans.

     Except as set forth in Schedule 4.19, Seller has no unfunded liability or accumulated benefit obligation with respect to any Employee Benefit Plans and no person has asserted any claim under which Seller, any Subsidiary, or Buyer would have any liability under any health insurance, life insurance, disability, medical, surgical, hospital, death benefit, or any other employee benefit plan, contract or arrangement maintained by Seller or any Subsidiary, or to which Seller or any Subsidiary is a party or may be bound, or under any worker's compensation or similar law, which is not self funded with adequate stop loss insurance coverage (which is described on Schedule 4.19 along with any claims thereunder) or fully covered by insurance maintained with reputable, responsible financial insurers.

     4.20   Insurance, Surety Bonds, Damages.

     Set forth on Schedule 4.20 hereto is a list of all insurance certificates and surety bonds of Seller and each Subsidiary now in effect, including the coverages thereof. The premiums on such insurance policies and bonds have been currently paid, and such policies and bonds are valid, outstanding and enforceable, in full force and effect and insure against risks and liabilities and provide for coverage to the extent and in a manner required of or historically deemed appropriate and sufficient by Seller and each Subsidiary. Seller and each Subsidiary will maintain coverage of similar kinds and amounts and pay the premium for such coverage through the Closing Date.

     4.21   Relationships with Affiliates.

     Except as set forth in Schedule 4.21 hereto, none of the partners of Seller nor any affiliate of Seller, individually or collectively, owns or has owned of record or as a beneficial owner an equity interest or any other financial or profit interest in any firm corporation or any other entity or person which (a) has had business dealings or a material financial interest in any transaction with Seller or any Subsidiary or (b) is in competition with Seller or any Subsidiary with respect to any services of Seller or any Subsidiary in any market presently served by Seller or any Subsidiary except for less than one percent (1%) of the outstanding capital stock of any such competing business which is publicly traded on any recognized exchange or in the over-the-counter market.

     4.22 Relationships with Suppliers and Customers.

     Schedule 4.22 hereto sets forth the names and business addresses of all customers to whom more than five percent (5%) of Seller's consolidated revenues for fiscal year 1996 were attributable or are expected to be attributable for fiscal year 1997. No such supplier or customer has indicated any intention to terminate its existing business relationship with Seller or any Subsidiary or has indicated any intention not to continue its business relationship with Buyer following the consummation of the transactions contemplated herein.

     4.23   Subsidiaries.

     Other than as set forth on Schedules 1.1(G), 4.21 and 4.23 hereto, Seller does not hold any interests in any partnerships, corporations or other entities. Seller owns all of the interests of each entity identified on Schedule 1.1(G) free and clear of any and all Encumbrances and there are no rights, options or agreements requiring the issuance of any capital stock or interests in any of such entities.

     4.24   Representations of General Partners.

     Each General Partner of Seller that has executed this Agreement ("General Partner") represents the following: (i) if such General Partner is an entity, it is duly organized, validly existing and in good standing under the laws of its State of formation; (ii) this Agreement and the other documents or instruments executed and delivered or to be executed and delivered pursuant hereto by such General Partner have been duly authorized, executed and delivered by such General Partner; (iii) this Agreement constitutes and such other documents or instruments executed and delivered or to be executed and delivered pursuant hereto by such General Partner when executed will constitute, the legal, valid and binding obligations of such General Partner, enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally; and (iv) will not conflict with, or result in a breach of the terms of, or constitute a default under, or violation of, any agreement to which such General Partner is a party or its properties are bound, or of any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to such General Partner.

     4.25   Representations and Warranties.

     No representation or warranty made herein by Seller and no statement contained in any certificate or other instrument furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact or, to the best of Seller's knowledge, omits or will omit to state any facts or statements necessary in order to make the other facts or statements set forth herein or therein not misleading under the circumstances in which made.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Except if expressly stated otherwise in this section 5, all references to Buyer include references to the Public Company which is anticipated to acquire Buyer prior to the Closing. Buyer hereby makes (as of the date hereof and as of the Closing Date except for those stated to be as of the date hereof) the following representations and warranties:

     5.1  Organization.

     Buyer is, and Public Company will be, a corporation duly organized, validly existing and in good standing under the laws of the states of Texas and Delaware, respectively, and has or will have the power and authority to own, lease, use and operate its properties and to transact the business in which it is engaged and to enter into this Agreement and the other documents and instruments contemplated herein and to carry out the transactions contemplated herein. Each of Buyer's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power and authority to own, lease, use and operate its properties and to transact the business in which it is engaged. Buyer and each of its subsidiaries is qualified to do business, and has all appropriate or necessary licenses in each jurisdiction or place in which the nature of its business or the character of its properties requires such registration, except where the failure to so register or qualify would not have a material adverse effect.

     5.2  Authorization of Agreement.

     The execution and delivery of this Agreement and all other instruments or documents executed or delivered by Buyer in connection herewith as well as all action required to be taken hereunder or thereunder by Buyer has been duly authorized by Buyer and upon execution and delivery, each such document will constitute the legal, valid and binding obligation of Buyer enforceable upon and in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity. All persons who have executed this Agreement on behalf of Buyer are authorized to do so under its organizational documents and the laws of its state of creation.

     5.3  No Default.

     The execution and delivery of this Agreement and all other instruments or documents executed or delivered by Buyer in connection herewith and the consummation of the transactions contemplated herein will not violate any provision of or constitute a default under any provision in Buyer's Articles of Incorporation, Bylaws or any agreement or instrument to which Buyer is a party or which is otherwise applicable to Buyer or result in the acceleration of any obligation or to the best of its knowledge, cause or give any reason for an adverse action to be taken by any person or governmental authority under any mortgage, lien, lease, agreement, instrument, order, judgment, or decree to which Buyer is a party or by which it is bound and will not violate or conflict with any other restriction to which Buyer is subject, including, to the best of Buyer's knowledge, federal, state, and local laws and regulations.

     5.4  Litigation.

     As of the date hereof, there is no pending or, to the knowledge of Buyer, threatened suit, claim, action or proceeding to which Buyer is a party which individually or in the aggregate will have a material adverse effect upon the business or condition, financial or otherwise, of Buyer. As of the date hereof, no judgment, order or decree has been entered nor any such liability incurred which has or will have such effect. There is no claim, action or proceeding pending as of the date hereof or threatened as of the date hereof against Buyer which will prevent or delay the consummation of the transactions contemplated in this Agreement.

     5.5  Articles and Bylaws.

     Buyer has provided to Seller complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to the date hereof. Buyer will provide complete and current copies of any amendments to such documents. Public Company will adopt Articles of Incorporation and Bylaws with substantially the same provisions as those stated therein as of the date hereof.

     5.6 Capitalization of Buyer. As of the date hereof, Buyer's authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value of which 6,178,947 shares are issued and outstanding as of the date hereof and 5,000,000 shares of preferred stock, $0.01 par value. At Closing, Buyer will, if necessary designate and authorize shares designated as "Series A Convertible Preferred Stock" and shares designated as "Series B Convertible Preferred Stock" sufficient in number to consummate the purchase as required hereunder. No shares of Series A Stock or Series B Stock are issued as of the date hereof and, except as contemplated in this Agreement and as set forth on Schedule 5.6 hereto, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon Buyer for the purchase or acquisition of any shares of the capital stock of Buyer. When issued in accordance with the terms hereof, the shares of Series A Stock and Series B Stock shall be duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with the applicable requirements of the Securities Act and applicable state securities laws, or in transactions exempt from registration under the Securities Act and such applicable state securities laws.

     5.7 Capitalization of the Public Company. At the Closing Date, if a transaction has occurred between Buyer and the Public Company, Buyer shall cause the Public Company's authorized capital stock to consist of 50,000,000 shares of common stock, $0.01 par value and 5,000,000 shares of preferred stock, $0.01 par value. On or before the Closing Date, Buyer and the Public Company shall provide Seller Schedule 5.7, which shall set forth the issued and outstanding capital stock of the Public Company and all outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Public Company for the purchase or acquisition of any shares of the capital stock of the Public Company. Shares of Common Stock of the Public Company issued in accordance with the terms hereof shall, when issued, be duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with the applicable requirements of the Securities Act and applicable state securities laws, or in transactions exempt from registration under the Securities Act and such such applicable state securities laws.

     5.8 No Conflicts; Required Approvals and Consents. There are no approvals and consents required by Buyer in order for the payment of the Purchase Price, including the issuance of the stock to Seller (provided that the approval of the Public Company will be required for the issuance of the Common Stock and will be obtained by Buyer prior to Closing) to occur pursuant to this Agreement, neither the execution, delivery and performance by Buyer of this Agreement nor the consummation of the transactions contemplated herein will to Buyer's knowledge after due inquiry (i) conflict with, or result in a breach of the terms of, or constitute a default under, or violation of, any lease or agreement to which Buyer or its subsidiaries is a party or by which Buyer or its subsidiaries, or any of their respective properties are bound, or (ii) result in a material violation of any material law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect or having applicability to Buyer or its subsidiaries, or (iii) result in the creation or imposition of any lien against or upon the Series A Stock or the Series B Stock. Such execution, delivery, performance or consummation will not give to others any rights of termination, acceleration or cancellation in or with respect to any leases or agreements of (or relating to the business of) Buyer or its subsidiaries.
Schedule 5.8 hereto sets forth all approvals or consents contractually or legally required to (i) enable Buyer to continue to lawfully operate its business as it is presently operated by Buyer and its subsidiaries; (ii) render this Agreement and the transactions contemplated herein valid and effective with respect to the parties hereto (including any approvals or consents required under Buyer's organizational documents or applicable loan agreements).

     5.9  Undisclosed Liabilities.

     Buyer and each of its subsidiaries each have no material liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, in connection with its business and Buyer does not know of any basis for any claim against it or its subsidiaries for any such material liabilities or obligations, including specifically (but without limiting the foregoing) claims relating to federal or state environmental or tax liabilities or ERISA or other employee benefits except to the extent set forth in this Agreement or in the Schedules hereto.

     5.10   Necessary Contracts. etc.

     Buyer and each of its subsidiaries have entered into and validly holds all necessary agreements for the operation of their respective businesses (the "Buyer Necessary Contracts"). All Buyer Necessary Contracts are in full force and effect, without any pending (or to the best of Buyer's knowledge, threatened) modification, amendment or termination of such Buyer Necessary Contracts. Buyer and/or its subsidiaries party thereto have performed all of their obligations under the Buyer Necessary Contracts and Buyer and/or its subsidiaries party thereto are not in default under any Buyer Necessary Contract, nor is there any condition, event or occurrence existing, nor is any proceeding pending (or, to the best of Buyer's knowledge, threatened) or being conducted by any governmental authority or any other party, which would cause the termination, suspension or cancellation of any Buyer Necessary Contract. Buyer has no knowledge of any material breach or anticipated material breach by the other parties to the Buyer Necessary Contracts. The operation of Buyer's and its subsidiaries' businesses have been and are being conducted in accordance with all applicable provisions of such Buyer Necessary Contracts.

     5.11   Absence of Certain Developments.

     Except as set forth on Schedule 5.11 attached hereto, and except for the transactions contemplated in this Agreement, Buyer and each of its subsidiaries have not insofar as their respective businesses or assets are concerned, since the date of the audited balance contained within Buyer's Financial Statements:

          (i) sold, assigned or transferred any tangible assets, except in the ordinary course of business;

          (ii) suffered any material losses or waived any material rights, whether or not in the ordinary course of business;

          (iii) suffered any termination or cancellation of any Buyer Necessary Contract without the consent of Seller;

          (iv) made any material changes in employee compensation (other than severance pay and deferred compensation) except in the ordinary course of business;

          (v) entered into any other material transaction other than in the ordinary course of business;

          (vi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

          (vii) suffered any strikes, work stoppages or other material labor disputes adversely affecting its business or assets; or

          (viii) entered into any agreement or understanding to do any of the foregoing.

     5.12   Title to Assets:  Personal Property.

     Buyer and its subsidiaries are the sole owner (both legal and equitable) of and have good and marketable title to the assets, tangible and intangible, reflected in the Buyer's Financial Statements or acquired since the date of the balance sheet included therein, free and clear of all mortgages, liens, security interests, charges, claims, restrictions and other encumbrances of every kind, except (i) as set forth in the Buyer's Financial Statements or the Schedules herein, (ii) for liens for current taxes not yet due and payable, (iii) for statutory liens not yet delinquent, and (iv) for matters that are not, in the aggregate, material to Buyer and its subsidiaries, taken as a whole. All such assets are in good working order and condition and are suitable for the purposes for which they are employed in the operation of the business, ordinary wear and tear excluded.

     5.13   Compliance with Laws.

     The operation of Buyer's business has been conducted and is being conducted in compliance in all material respects with all applicable laws, rules, regulations and other requirements of all federal, state, county or local governmental authorities or agencies.

     5.14   Transactions.

     Since the date of Buyer's Financial Statements, neither Buyer nor any of its subsidiaries has entered into any transaction not in the ordinary course of its business, and there has not been any material adverse change in the manner in which Buyer or any of its subsidiaries conducts its business or any change in the assets, liabilities, property, business, operations, prospects, customers or financial condition of Buyer or any of its subsidiaries, the effect of which was or will be, in any single case or in the aggregate, materially adverse to Buyer or any of its subsidiaries, assets, or business.

     5.15   Financial Statements.

     Schedule 5.15 hereto contains the audited consolidated balance sheet of Buyer for the ten-month period ended April 30, 1997, and the audited consolidated statements of income and cashflow for the ten-month period then ended together with all notes thereto (the "Buyer's Financial Statements"). The Buyer's Financial Statements (i) fairly present the financial condition of Buyer and its results of operations as of the relevant dates thereof and for the periods covered thereby, and (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of Buyer's financial condition as of the relevant dates thereof and the results of Buyer's operations for the periods covered thereby.

     5.16   Brokers' Fees.

     Neither Buyer nor anyone on its behalf has retained any finder, broker, agent or other intermediary or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contained in this Agreement.

     5.17   Subsidiaries.

     Other than as set forth on Schedule 5.17, Buyer does not hold any interests in any partnerships, corporations or other entities. Buyer owns all of the interests of each entity identified on Schedule 5.17 free and clear of any and all encumbrances and there are no rights, options or agreements requiring the issuance of any capital stock or interests in any of such entities.

     5.18   Representations and Warranties.

     No representation or warranty made herein by Buyer and no statement contained in any certificate or other instrument furnished or to be furnished by Buyer to Seller in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact or, to the best of Buyer's knowledge, omits or will omit to state any facts or statements necessary in order to make the other facts or statements set forth herein or therein not misleading under the circumstances in which made.

                     CONDUCT OF BUSINESS PRIOR TO CLOSING

     6.1  Seller's Restrictions on Operations Prior to Closing Date.

          (a) Negative Covenants. From the date of execution of this Agreement until the Closing, Seller will not, and will cause the Subsidiaries not to, without the prior written consent of Buyer, do or agree to do any of the following:

               (i) sell, assign, lease or otherwise transfer or dispose of any of the Assets or any of the Assets of any Subsidiary, except in the case of inventory in the ordinary course of business consistent with past practices;

               (ii) merge or consolidate with or into any other entity or enter into any agreements relating hereto;

               (iii) enter into or renew, amend or modify any contracts or leases, commitments or understandings, or other agreements or incur any obligation or liability relating to the Business; provided, however, that Seller and the Subsidiaries may enter into such other contracts, leases, commitments, understandings, or other agreements in the ordinary course of business consistent with Seller's and the Subsidiaries' past business practices but in no event which would obligate Seller or any Subsidiary to pay more than $1000 for any individual contract and $2000 in the aggregate for all such Contracts or which would impose significant non-monetary obligations; and provided further, that Seller may incur obligations or liabilities for which Seller will remain responsible after the Closing Date and which Buyer will not assume;

               (iv) with respect to the employees of the Business, enter into or become subject to any employment, labor or union contract not terminable at will, any professional service contract not terminable at will, or any pension, insurance, profit sharing, deferred compensation, retirement, hospitalization, employee benefit, or other similar plan not currently in effect or any renewal on different terms (other than renewals with normal premium increases, in the ordinary course of business); or increase the compensation payable to any employee other than in the ordinary course of business consistent with past practices, or increase the benefits payable under any Employee Benefit Plan, or pay or arrange to pay any bonus payment to any employee for which Buyer will be obligated after the Closing.

          (b) Affirmative Covenants of Seller. From the Effective Date until the Closing Date, Seller has, and will continue to, and will cause each of the Subsidiaries to continue to:

               (i) preserve its existence and business organization intact, use its best efforts to preserve, for Buyer, its relationships with suppliers, customers, employees and others having business relations with it, and keep all Assets in their present condition, ordinary wear and tear excepted;

               (ii) operate the Business in the normal and usual manner consistent with its ordinary and usual course of business and in compliance in all material respects with all applicable laws, rules and regulations;

               (iii) maintain in full force and effect all of the insurance policies listed on Schedule 4.20, or substantially similar policies, through the Closing Date in amounts not less than those in effect on the date hereof;

               (iv) notify Buyer of the necessity for renewal of any Necessary Contract prior to its expiration and if requested by Buyer renew such contract; and

               (v) give Buyer prompt written notice of any material change in any of the information in the representations and warranties made in Section 4 hereof or the Schedules hereto which occurs prior to the Closing.


     6.2  Buyer's Restrictions on Operations Prior to Closing Date.

          (a) Negative Covenants. Except as set forth on Schedule 6.2 hereto, from the date of execution of this Agreement until the Closing, Buyer will not, and will cause its subsidiaries not to, outside the ordinary course of business, without the prior written consent of Seller, do or agree to do any of the following:

               (i) sell, assign, lease or otherwise transfer or dispose of any material asset;

               (ii) merge or consolidate with or into any other entity or enter into any agreements relating hereto, except for the contemplated transaction with the Public Company that is currently anticipated;

               (iii) issue any additional shares of stock, including issuing any options, warrants, rights or other derivative securities;

               (iv) amend its Articles of Incorporation or Bylaws except as may be necessary to effect the contemplated transaction with the Public Company, but only if the amended Articles and Bylaws contain substantially the same provisions are those currently set forth in such documents as of the date hereof.

          (b) Affirmative Covenants of Buyer. From the Effective Date until the Closing Date, Buyer has, and will continue to, and will cause each of its subsidiaries to:

               (i) operate its business in the normal and usual manner consistent with its ordinary and usual course of business and in compliance in all material respects with all applicable laws, rules and regulations;

               (ii) give Seller prompt written notice of any material change in any of the information in the representations and warranties made in Section 5 hereof or the Schedules hereto which occurs prior to the Closing.


                            INVESTIGATION BY BUYER

     7.1   Access to Records.

     Following execution hereof and prior to the Closing Date, Seller shall give Buyer and its representatives (including, without limitation, advisers, accountants and attorneys designated by Buyer) full access during ordinary business hours upon reasonable notice to its and its Subsidiaries' premises, assets, properties, books of account, agreements and commitments pertaining to the Business, provided that Buyer's investigation and use of the same shall not unreasonably interfere with Seller's and its Subsidiaries' normal operations. Seller shall furnish Buyer all information with respect to the Business as Buyer may from time to time reasonably request. Seller shall cause its employees and its Subsidiaries' employees to render to Buyer and its representatives reasonable cooperation in connection with their investigation of Seller's and its Subsidiaries' premises, assets, properties, records, books of account,
agreements, commitments and other information relating to the Business.   If
Buyer discovers any condition which would make any condition, representation or warranty of Seller untrue, Buyer shall notify Seller of such condition and allow Seller a reasonable time to cure (provided that the Closing Date shall not be extended thereby). Notwithstanding the previous sentence, any investigation made at any time by or on behalf of any party hereto shall not diminish in any respect Buyer's right to rely on the foregoing representations and warranties and any others made by or on behalf of Seller pursuant to this Agreement.

     7.2  Confidentiality of Information.

     Buyer and Seller each agree to keep confidential and to cause their respective employees, counsel, accountants and other representatives to keep confidential, the documents and other information and data, whether written or oral, that is identified as confidential, relating to Seller, Buyer or the Business furnished such party and its representatives, subject in all respects to any exercise by the party keeping such information confidential of any of its rights or remedies hereunder. If the transaction contemplated herein is not consummated for any reason whatsoever, then Buyer and Seller shall return to the other all such confidential documents and other information and data obtained from Seller or Buyer, as the case may be, and/or any of their respective employees, counsel, accountants or representatives and each of Buyer and Seller shall destroy all summaries, notations, analyses and other reports prepared by or for Buyer or Seller which incorporate or are based upon any of such documents, information or data. Nothing herein contained shall prevent Buyer or Seller from disclosing such information or delivering any documents, information or data relating to Seller, Buyer or the Business (i) in connection with any legal proceeding to which it is a party (or otherwise pursuant to a subpoena) or pursuant to the request or requirement of a government agency or to the extent required by law, or (ii) to Buyer's or Seller's consultants, advisors, counsel, accountants, lenders and potential lenders and its investors. The provisions of this Section shall survive any termination of this Agreement for a period of three years.


                               FURTHER COVENANTS

     8.1  Delivery of Documents to Buyer.

     Seller covenants that it either has delivered or has made available to Buyer for inspection, the following:

          (i) copies of any and all insurance policies in force with regard to the Business and Seller; and

          (ii) copies of all contracts, agreements and other documents listed in the Schedules attached hereto with the exception of the excluded assets set forth in Section 1.2.

     8.2  Transfer of Agreements.

     Seller shall use its best efforts and all due diligence prior to the Closing Date to obtain assignments to Buyer of all assignable Necessary Contracts and all other contracts to be assumed by Buyer hereunder, including the leases and all other agreements referred to in Schedule 4.6A (or the issuance of substantially equivalent new agreements directly with Buyer). Buyer agrees to reasonably cooperate and assist Seller in obtaining such assignments or new agreements, subject to all the terms and conditions of this Agreement. With regard to agreements other than non-assignable agreements, Buyer shall have the right but not the obligation to communicate directly with the contracting parties to each of said agreements and leases with respect to said assignments or new agreements and leases, but the foregoing right of Buyer and the exercise thereof shall not diminish Seller's obligation under this
Section 8.2.

     8.3  Further Assurances.

     Each of the parties hereto shall, subject to all of the terms and conditions of this Agreement and to the fulfillment at or before the Closing Date of each of the conditions to its performance set forth herein or the waiver thereof, perform such further acts and execute such documents as reasonably may be required to effectuate the transactions contemplated herein. Each of the parties hereto shall use all reasonable efforts to expeditiously fulfill or obtain the fulfillment of the conditions precedent to Buyer's and Seller's obligations hereunder, which conditions are set forth below, provided that nothing herein shall be deemed to expand any parties' obligations hereunder.

     8.4  Employee Benefit Matters.

          (a) To the extent required under Section 601 et seq. of ERISA, Seller shall assume full responsibility and liability for offering and providing "continuation coverage" to any "qualified beneficiary" who is covered by a "group health plan" sponsored, maintained or contributed to by Seller or any Subsidiary and who has experienced a "qualified event" or is receiving such "continuation coverage" on or prior to the Closing Date. The continuation coverage shall be provided under a group health plan of Seller or an affiliate of Seller. Continuation coverage, qualified beneficiary, qualifying event and group health plan shall have the meanings given to such terms under Section 4980B of the Code and Section 601 et seq. of ERISA. Seller shall hold Buyer and any party required to be combined with Buyer under Section 414 of the Code ("Affected Parties") harmless from and fully indemnify such Affected Parties against any costs, expenses, losses, damages and liabilities incurred or suffered by such Affected Parties directly or indirectly, including, but not limited to, reasonable attorneys fees and expenses, which arise under a group health plan sponsored, maintained or contributed to by Seller or any Subsidiary as a result of any action or omission of Seller or any Subsidiary prior to the Closing Date or because Buyer is deemed to be a successor employer to Seller; provided, however, that such indemnity shall not apply to any liability that arises by reason of any event, act, or omission occurring on or after the Closing Date.

          (b) Seller shall be responsible for satisfying in full all amounts owed to any employee of Seller or any Subsidiary, including without limitation, wages, salaries, accrued vacation pay, any employment, incentive, compensation or bonus agreements or other benefits, or payments on account of termination through the Effective Time, and Seller hereby agrees to indemnify and hold harmless Buyer from any liabilities through such time.

          (c) Prior to Closing, Seller and Buyer shall agree to the disposition of the account balances of the employees of Seller or its Subsidiaries in any profit sharing, pension or salary reduction plan of Seller or its Subsidiaries maintained or contributed to by Seller or its Subsidiaries.


                  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions contemplated herein are subject to the fulfillment (or waiver in whole or in part by Buyer in writing) on or before the Closing Date (or such sooner date as may be specified), of each of the following conditions:

     9.l  Compliance with Agreement.

     Seller shall have performed and complied in all material respects with all of its covenants, agreements and obligations under this Agreement to be performed or complied with by it at or prior to Closing and there shall be no material uncured default of Seller under any term of this Agreement.

     9.2  Correctness of Representations and Warranties.

     The representations and warranties of Seller contained in this Agreement, and in the certificates and papers delivered to Buyer, shall be true and correct in all material respects on the date hereof and on the Closing Date as though such representations and warranties were made on and as of the Closing Date, except for those stated to be as of a certain date.

     9.3  Delivery of Documents.

     Seller shall have delivered to Buyer or made available to Buyer as specified in Section 8.l hereof the documents referred to in Section 8.1.

     9.4  No Adverse Change in Business or Properties.

     Since December 31, 1996, neither the Business nor its properties, prospects or conditions, financial or otherwise shall have been affected in the aggregate adversely to a material extent or interfered with in any material way.

     9.5  Certificate of Officer.

     Seller shall deliver to Buyer a certificate dated the Closing Date, certifying, in such form as Buyer may reasonably request, as to the fulfillment of the conditions set forth in Sections 9.1, 9.2, 9.3 and 9.4 above.

     9.6   Opinion of Counsel.

     Buyer shall have received from counsel to Seller an opinion of such counsel addressed to Buyer dated as of the Closing Date in form and substance satisfactory to Buyer.

     9.7   Absence of Litigation.

     No suit, action or other proceeding shall be pending, or to the knowledge of Seller, threatened before any court or governmental agency to restrain or prohibit, or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein.

     9.8   Consents.

     All consents or approvals of third parties which are required in connection with the transfer of the assets to Buyer designated on Schedule 4.3 (the "Required Consents") shall have been obtained in writing, in form and substance reasonably acceptable to Buyer and such Required Consents shall (i) have become final and effective; and (ii) not contain the imposition of any adverse changes to the underlying documents for which consent was sought or impose any adverse conditions thereon; Seller shall have delivered to Buyer copies of all such consents and approvals so obtained.

     9.9   Employment Agreements.

     James Tuppen shall have entered into an employment agreement in the form of
Schedule 9.9(A) hereto.

     9.10  Proceedings and Documents.

     All partnership and other proceedings taken in connection with the transactions contemplated herein and all documents incident thereto shall be in form and substance reasonably satisfactory to Buyer and its counsel.

     9.11  Receivables Report.

     At least five days prior to the Closing, Seller shall provide Buyer with an accounts receivable aging report.

     9.12  Deliveries.

     At Closing, Buyer shall have received the following:

           (a) an executed Bill of Sale in the form customarily used in the State of Texas;

           (b) an executed general warranty deed to each parcel of Real Estate in form customarily used in the State of Texas;

           (c) all other applicable assignments and other good and sufficient instruments of conveyance transfer and assignment, in form and substance satisfactory to Buyer;

           (d) certified copies of appropriate resolutions of Seller authorizing the consummation of the transactions contemplated in this Agreement and a certificate of existence for Seller;

           (e) and such other documents as are to be delivered by Seller hereunder (which shall be in form and substance reasonably satisfactory to Buyer consistent with the provisions hereof) or which may be reasonably requested by Buyer to consummate the transactions contemplated herein.

     9.13 Private Placement Representations.

     Buyer shall have received executed Subscription Agreements in the form of
Schedule 9.13 hereto from each of the recipient of the Series A Stock and Series B Stock or the Common Stock of the Public Company and has determined therefrom that an exemption from registration is available under federal and applicable state securities laws.

     9.14 Lockup Agreements.

     Buyer shall have received executed Lockup Agreements in form and substance satisfactory to the parties thereto from each holder of Series B Stock, providing for restrictions on the disposition or transfer of shares of Common Stock of Buyer issuable upon the conversion thereof or on the disposition or transfer of shares of Common Stock of the Public Company.


                 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

     The obligations of Seller to consummate the transactions contemplated herein are subject to fulfillment (or waiver in whole or in part by Seller in writing) on or before the Closing Date (or such sooner date as may be specified) of each of the following conditions:

     10.1 Correctness of Representations and Warranties.

     The representations and warranties of Buyer contained in this Agreement and the certificates or papers delivered to Seller pursuant hereto shall be true and correct in all material respects on the date hereof and on the Closing Date as though such representations and warranties were made at and as of the Closing Date except for those stated to be as of the date hereof.

     10.2  Compliance with Agreement.

     Buyer shall have performed and complied in all material respects with all of its covenants, agreements and obligations under this Agreement to be performed or complied with by it at or prior to Closing and there shall be no material uncured default of Buyer under any term of this Agreement.

     10.3  No Adverse Change in Business or Properties.

     Since April 30, 1997, neither Buyer nor its properties, prospects or conditions, financial or otherwise, shall have been affected in the aggregate adversely to a material extent or interfered with in any material way.

     10.4  Certificate of Officer.

     Buyer shall have delivered to Seller a certificate dated the Closing Date, certifying, in such form as Seller may reasonably request, as to the fulfillment of the conditions set forth in Sections 10.1, 10.2 and 10.3 above.

     10.5  Opinions of Counsel.

     Seller shall have received from Brown, Parker & Leahy, L.L.P., counsel to Buyer, and from counsel to the Public Company, if applicable, opinions, dated as of the Closing Date in form and substance satisfactory to Seller.

     10.6  Absence of Litigation.

     No suit, action or other proceeding shall be pending, or to the knowledge of Buyer threatened, before any court or governmental agency to restrain or prohibit, or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein.

     10.7  Proceedings and Documents.

     All corporate and other proceedings taken in connection with the transactions contemplated herein and all documents incident thereto shall be satisfactory in form and substance to Seller and its counsel.

     10.8  Deliveries.

     At Closing, Seller shall have received the following:

           (a) evidence of the payment of the amounts set forth in Section 2.1(a)(i), (iii) and (iv);

           (b) an executed promissory note in the form set forth in Schedule 2.1(a)(ii);

           (c) an executed promissory note in the form set forth in Schedule 2.1(a)(vi);

           (d) an executed security agreement granting a first security interest in the Assets;

           (e)  evidence of either payment or assumption of the Debt;

           (f) a Share certificate, if applicable, representing the appropriate value (as determined pursuant to Section 2.1 hereof) of shares of Series A Stock;

           (g) a Share certificate, if applicable, representing the appropriate value (as determined pursuant to Section 2.1 hereof) of shares of Series B Stock;

           (h)  an executed Assumption Agreement in the form of Schedule 2.2(A);

           (i) certified copies of appropriate resolutions of Buyer authorizing the consummation of the transactions contemplated in this Agreement and a certificate of good standing from the Secretary of State of Texas for Buyer;

           (j) certified copies of appropriate resolutions of Public Company authorizing the issuance of the stock and the transactions contemplated in this Agreement and a certificate of good standing from the Secretary of State of Delaware for Public Company; and

           (k) such other documents as are to be delivered by Buyer and Public Company hereunder (which shall be in form and substance reasonably satisfactory to Seller consistent with the provisions hereof) or which may be reasonably requested by Seller to consummate the transactions contemplated herein.

     10.9 Buyer's Financial Statements. Buyer shall have delivered its Financial Statements to Seller on or before one week prior to the Closing and Seller shall have approved in writing the contents of such Financial Statements; provided, that should Seller fail to so approve such Financial Statements, neither party shall be required to close the transactions contemplated herein.


                       SUBSEQUENT DELIVERY OF SCHEDULES

     11.  Subsequent Schedules.

     The parties hereto agree that the parties' respective disclosure schedules pursuant to Sections 4 and 5 hereof which have not been delivered as of the date of the execution hereof shall be delivered not later than one week prior to the Closing Date. In the event all of such schedules are not delivered by such date, the party entitled to receive such schedules shall have the right and option to terminate this Agreement, which shall become null and void and of no further force or effect (other than as to the confidentiality provisions hereof). In the event one party delivers after the date hereof disclosure schedules that disclose adverse claims, expenses or liabilities relating to the assets and business of such party that are materially different in the aggregate from the anticipated amount of such adverse claims, expenses or liabilities, the other party shall have the right and option to terminate this Agreement which shall become null and void and of no further force or effect (other than as to the confidentiality provisions hereof).


                     EXPENSES OF NEGOTIATION AND TRANSFER

     12.  Expenses.

     Except as provided herein, each party shall pay its own expenses, taxes and other costs incident to or resulting from this Agreement whether or not the transactions contemplated herein are consummated. Costs of Seller include, but are not limited to, sales and use taxes resulting from the consummation of the transactions contemplated herein. If any such sales or use taxes are due, Seller shall provide Buyer with evidence at Closing of payment of such taxes. Buyer and Seller shall each pay one half of all documentary taxes and real property transfer taxes and fees for the filing or recording of instruments of transfer. Buyer shall pay any stock transfer or issuance taxes on the issuance of the shares of Series A Stock, Series B Stock or Common Stock delivered hereunder.


                          RIGHTS TO TERMINATE BREACH

     13.  Termination.

          (a)  This Agreement may be terminated prior to the Closing:

               (i) at any time by mutual written agreement of Seller and Buyer;

               (ii) by Seller if all the conditions set forth in Section 10 hereof have not been satisfied or waived by the Closing Date; and

               (iii) by Buyer if all the conditions set forth in Section 9 hereof have not been satisfied or waived by the Closing
                     Date.

          (b) In the event of termination of this Agreement by either party pursuant to Section 13(a), prompt written notice thereof shall be given to the other party and this Agreement shall terminate without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

               (i) none of the parties hereto nor any of their partners (including any general partner), shall have any liability or further obligation to the other party or any of its partners pursuant to this Agreement, except as stated in Sections 7.2 and 13(c);and

               (ii) all filings, applications and other submissions relating to the transfer of the Assets shall, to the extent practicable, be withdrawn from the agency or other person to which made.

          (c) Notwithstanding anything to the contrary contained in this Agreement, if Seller or Buyer is in breach under this Agreement prior to Closing, then and in that event, as appropriate, in addition to the right to terminate, the following provisions shall apply: if Seller or Buyer is in material breach of its obligations under this Agreement (including a breach of its representations and warranties in any material respect), and such breach is fraudulent or intentional, the non-breaching party may terminate this Agreement and shall also have the right to seek all legal and equitable remedies available to it as provided hereunder, at law or equity.


                                INDEMNIFICATION

     14.1 Indemnification by Seller and its General Partners.

     From and after the Closing, Seller and its General Partners, jointly and severally, shall indemnify Buyer against and hold it harmless from any and all damages, losses or liabilities in respect of suits, proceedings, demands, judgments, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity) (collectively, the "Indemnifiable Damages") which Buyer may suffer or incur by reason of (i) the inaccuracy of any of the representations and warranties of Seller contained in this Agreement, or any document, certificate or agreement delivered pursuant hereto; (ii) any liability for claims made by third parties against Buyer, the Assets or the Business, arising out of the ownership and operation of the Business on or prior to the Closing Date, including, specifically, without limitation, those items of litigation set forth on Schedule 4.15 hereto; (iii) any liabilities for claims made by third parties against Buyer, the Assets, or the Business not assumed by Buyer pursuant to this Agreement; or (iv) the nonperformance by Seller of any of its covenants or agreements contained in this Agreement or any document, certificate or agreement delivered pursuant hereto. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Buyer shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of Seller been true and correct or had Seller not breached any such covenants, representations, warranties or agreements. Notwithstanding anything contained in this Section 14.1 to the contrary, (1) if there is a claim for damages, Buyer will use commercially reasonable efforts to mitigate the amount and nature of damages, and (2) Buyer shall not knowingly take affirmative actions to initiate any claims made by third parties for which indemnification is sought. Each of the representations and warranties made by Seller in this Agreement or in any document, certificate or agreement delivered pursuant hereto and all of Seller's other covenants and agreements contained herein or in any document, certificate or instrument delivered pursuant hereto shall survive for a period of two (2) years after the Closing Date, and thereafter all such representations and warranties shall be extinguished, and no action for the enforcement of the representations and warranties may be commenced with respect to any claim made more than two (2) years following the Closing Date.

     14.2 Indemnification by Buyer.

     From and after the Closing, Buyer shall indemnify Seller against and hold it harmless from any and all damages, losses or liabilities in respect of suits, proceedings, demands, judgments, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity) (collectively, the "Indemnifiable Damages") which Seller may suffer or incur by reason of (i) the inaccuracy of any of the representations and warranties of Buyer contained in this Agreement, or any document, certificate or agreement delivered pursuant hereto, (ii) any liability for claims made by third parties against Seller arising out of the operation of the Business by Buyer after the Closing Date, (iii) by reason of Buyer's failure to satisfy the liabilities specifically assumed by it pursuant to this Agreement, or (iv) the nonperformance by Buyer of any of its covenants or agreements contained in this Agreement or any document, certificate or agreement delivered pursuant hereto. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Seller shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of Buyer been true and correct or had Buyer not breached any such covenants, representations, warranties or agreements. Each of the representations and warranties made by Buyer in this Agreement or pursuant hereto shall survive for a period of two (2) years after the Closing Date, and thereafter all such representations and warranties shall be extinguished, and no action for the enforcement of the foregoing obligation may be commenced with respect to any claim made more than two (2) years following the Closing Date.

     14.3 Notice and Right to Defend Third Party Claims.

     Promptly, upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action or proceedings by any party not a party to this Agreement in respect of which indemnity may be sought on account of an indemnity agreement contained in this Section, the party seeking indemnification (the "Indemnitee") will notify, within sufficient time to respond to such claim or answer or otherwise plead in such action, the party from whom indemnification is sought (the "Indemnitor"), in writing, thereof. The omission of such Indemnitee to notify promptly the Indemnitor of any such claim or action shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith on account of the indemnity agreements contained in this Section unless the Indemnitor is prejudiced thereby, and then only to the extent of the prejudice caused by such delay. In case any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against an Indemnitee, and it shall notify the Indemnitor of the commencement thereof, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Indemnitee; provided that no settlement may be made by an Indemnitor on behalf of an Indemnitee without the Indemnitee's express written consent if such settlement would impose continuing obligations or any liability upon the Indemnitee. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof. The Indemnitee will cooperate with the Indemnitor in connection with any such claim, make personnel, books and records relevant to the claim available to the Indemnitor, and grant such authorizations or powers of attorney to the agents, representatives and counsel of the Indemnitor as such Indemnitor may reasonably consider desirable in connection with the defense of any such claim. In the event that the Indemnitor does not wish to assume the defense, conduct or settlement of any claim, demand, or assessment, the Indemnitee will not settle such claim, demand, or assessment without the consent of the Indemnitor, which shall not be unreasonably withheld. It is understood and agreed that to the extent a claim for indemnification is made by Buyer or Seller within the survival periods stated herein, the responsibility for indemnification with respect to such claim shall then survive until such claim is resolved. Each of Buyer and Seller expressly understands and agrees that notwithstanding any disclosure herein or in the Schedules hereto or in any document, certificate, or instrument delivered pursuant hereto of actual or potential defaults, claims, litigation and the like that may be asserted against the Business, Assets, Seller or Buyer, that Buyer and Seller shall be entitled to indemnification against such matters under Section 14.1 or 14.2, as applicable.


                              REGISTRATION RIGHTS

     15.1 Certain Definitions. As used in this Section 15, the following terms shall have the following meanings:

          (a) "Buyer" shall mean Buyer or the Public Company, as applicable.

          (b) "Common Stock" shall mean the common stock of Buyer issued upon conversion of the Series A Stock or Series B Stock issued hereunder (if any) or the common stock of the Public Company issued hereunder (if any).

          (c) "Holders" shall mean (i) persons or entities and their affiliates receiving Common Stock issued pursuant to the terms hereof, (ii) persons or entities and their affiliates receiving Common Stock upon a liquidating distribution of the Common Stock by Seller to its partners, and (iii) persons or entities and their affiliates that purchase substantially all the assets of the persons or entities receiving Common Stock pursuant to either (i) or (ii) above.

          (d) "Registration Statement" shall mean a registration statement filed by Buyer to effect a public offering for the sale of Common Stock on behalf of Buyer (other than a registration statement on Form S-8, or its successor, or any registration statement covering Common Stock proposed to be issued in exchange for securities or assets of another corporation in a transaction subject to Rule 145 under the Securities Act).

          (e) "Registration Expenses" shall mean the expenses described in Subsection 15.5.

          (f) "Registrable Shares" shall mean (i) all shares of Common Stock and
(ii) all other shares of Common Stock or other securities issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that each share of Common Stock or other securities shall cease to be Registrable Shares when (x) it has effectively been registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (y) it has been distributed to the public pursuant to Rule 144 under the Securities Act, or any similar provision then in effect, or (z) it has otherwise been transferred to a party other than a Holder, as defined in
Section 15.1(c) hereof.

     15.2 Demand Registration. On one occasion upon request in writing by the Holders of an aggregate of not less than fifty-one percent (51%) of the aggregate number of shares of Common Stock issued hereunder, Buyer agrees, at any time (i) after July 31, 1999 and (ii) prior to the earlier of (x) the time a Holder becomes eligible to sell all such stock without any restrictions under Rule 144 or (y) the fifth anniversary of the Effective Time, to (a) give prompt notice of the proposed registration to all other Holders, and (b) use its reasonably best efforts to effect all such registrations, qualifications, and compliances (including, without limitation, the filing of post-effective amendments, appropriate qualifications under the applicable Blue Sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from Buyer. Buyer shall use its reasonable best efforts to cause a Registration Statement on Form S-3 or such other form as Buyer shall determine, in its discretion, to be available for such registration ("Demand Registration"), to be filed as soon as practicable, but in any event within 45 days after receipt of the initial request of the Holders demanding registration. If the Holders requesting registration under this Section 15.2 intend to distribute the Registrable Shares covered in their request by means of an underwriting, such Holders shall so advise Buyer as part of their request made pursuant to this Section 15.2 and Buyer shall include such information in the written notice to the other Holders. The selection of the underwriter shall be within the reasonable discretion of Buyer; provided, however, that the underwriter shall be approved by the Holders participating in the offering, whose approval will not be unreasonably withheld. In the event of an underwritten offering, Buyer and the Holders participating therein will enter into an underwriting agreement with respect to such offering, such agreement to be reasonably satisfactory in substance and form to the Holders of the Registrable Shares to be included in such Demand Registration, Buyer, and the managing underwriter or underwriters, and contain such representations and warranties by Buyer and the Holders participating therein and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 15.6 hereof.

Notwithstanding the foregoing, Buyer may defer for a period of up to 60 days its obligation to prepare and file any registration statement pursuant to this Agreement at any time when Buyer, in its good faith judgment with the advice of counsel, reasonably believes that the filing thereof at the time requested, or the offering of shares pursuant thereto, would materially adversely affect a pending or scheduled public offering of the Company's securities or an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction or negotiations thereto.

     15.3  "Piggyback" Registration.

           (a) Whenever, at any time (i) after the Effective Time and (ii) prior to the earlier of (x) the time a Holder becomes eligible to sell all such stock without any restrictions under Rule 144 or (y) the seventh anniversary of the Effective Time, Buyer files a Registration Statement it will, at least 20 days prior to such filing, give written notice to each Holder of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration and, upon the written request of a Holder given within 15 days after receipt of such notice (which request shall state the intended method of disposition of the Common Stock), Buyer shall (subject to this Section) use its reasonable best efforts to cause all Registrable Shares which Buyer has been requested by a Holder to register to be registered under the Securities Act to the extent necessary to permit the sale or other disposition thereof in accordance with the intended methods of distribution specified in the request of the Holder ("Piggyback Registration"); provided, however, that Buyer shall have the right to postpone or withdraw any registration effected pursuant to this Section without obligation to any Holder.

           (b) If the proposed registration of Registrable Shares which Buyer has been requested by the Holder to include in a Piggyback Registration is to be distributed by or through an underwriter or underwriters, who shall be chosen in the sole discretion of Buyer, the Holder must agree (i) to sell such Registrable Shares on the same basis as provided in the underwriting arrangement approved by Buyer and (ii) to complete and execute, in a timely manner, all reasonable and customary questionnaires, powers of attorney, indemnities, hold-back or lockup agreements, underwriting agreements and other documents required by Buyer, under the terms of such arrangement or by the SEC.

           (c) If, in the opinion of the managing underwriter for any such underwritten offering, the registration of all, or part of, the Registrable Shares which any Holder has requested be included in such public offering would have an adverse effect on the success of the offering by Buyer, then Buyer shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter reasonably believes may be sold without causing such adverse effect. If the number of shares to be included in the underwriting in accordance with the foregoing is less than the number of shares which the Holder and all other persons entitled to participate in the registration have requested be included (whether pursuant to the exercise of registration rights or otherwise) Buyer and any stockholder exercising demand registration rights shall be entitled to include all shares which it had intended to register, after which the Holder shall participate in the underwriting pro rata with the holders of all other shares entitled to participate in the underwriting pursuant to registration rights or otherwise, based upon their respective total ownership of shares of Common Stock, and if any holder or the Holder would thus be entitled to include more shares than such holder or the Holder requested to be registered, the excess shall be allocated among other requesting holders and the Holder pro rata based upon their respective total ownership of shares of Common Stock. If requested by any underwriter or underwriters, the Holder shall agree to sell its Registrable Shares which are subject to the Piggyback Registration to or through such underwriter or underwriters at the same price to be paid to Buyer and any other selling stockholders;

     15.4 Registration Procedures. Whenever any Registrable Shares are to be registered pursuant to this Agreement, Buyer will use its reasonable best efforts to effect the registration as quickly as practicable and will involve Holder's counsel in the preparation of the Registration Statement (provided that the fees of Holder's counsel shall be borne by the Holder), and in connection with such registration Buyer will as expeditiously as practicable:

           (a) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, in the case of a Demand Registration, as may be necessary to keep the Registration Statement effective for a period equal to the lesser of (x) 90 days, (y) the number of days remaining until the participating Holders shall be eligible to sell all such Registrable Shares without any restrictions under Rule 144, or (z) when all Registrable Shares covered by such Registration Statement have been sold or withdrawn at the request of participating Holders; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition set forth in such Registration Statement or supplement to the prospectus;

           (b) furnish to participating Holder such number of copies of the Registration Statement and amendments thereto and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as participating Holder or the underwriters, if any, may request in order to facilitate the disposition of the Registrable Shares being sold by participating Holder;

           (c) notify a participating Holder and such Holder's counsel at any time when Buyer becomes aware of the occurrence of any event as a result of which the prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances of which they were made) not misleading and, as promptly as practicable thereafter, if required by applicable law, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (d) on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, in connection with the registration or qualification of the Registrable Shares covered by the Registration Statement, for offer and sale under the securities or Blue Sky laws of each state and other jurisdiction of the United States as the participating Holder or the underwriter, if any, may reasonably request in writing, and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Shares covered by the applicable Registration Statement; provided, that Buyer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

           (e) each participating Holder agrees that, upon receipt of any notice from Buyer of the occurrence of any event of the kind described in
Section 15.4(c) hereof, it will
forthwith discontinue disposition of Registrable Shares until it has received copies of the supplemented or amended prospectus contemplated herein;

           (f) it shall be a condition precedent to the obligation of the Buyer to file a Registration Statement, which includes or will include Registrable Shares, that the participating Holder shall furnish promptly to Buyer instruments in writing duly executed containing all such information as Buyer shall reasonably request for use in connection with the preparation of the Registration Statement or the prospectus or preliminary prospectus included therein, as well as all undertakings which the SEC may request or Buyer or any underwriter may reasonably request under the Exchange Act.

     15.5 Allocation of Expenses. With regard to the registration of Registrable Shares pursuant to the terms of this Agreement, except as otherwise provided for below, Buyer shall bear all usual and customary costs and expenses incidental to the preparation of the Registration Statement, including all registration, filing and qualification fees and expenses of counsel to Buyer, all fees and expenses of Buyer's independent auditors, all fees and expenses of underwriters and all printing costs and all fees and expenses incidental to complying with the state securities or Blue Sky laws with regard to the Registrable Shares, provided, however, that the Holder shall bear all fees and expenses of any underwriters that are customarily paid by selling stockholders, such as underwriter discounts and commissions attributable to the Registrable Shares offered by the Holder, and all fees and expenses of any counsel or experts retained by the Holder plus all out-of-pocket expenses of Holder or any agent who manages Holder's account, in connection with the requested registration.

     15.6  Indemnification.

           (a) Indemnification by Buyer. For the purposes of this Section 15, Buyer will indemnify and hold harmless the Holder (the "Indemnified Person") against any and all losses, claims, damages, costs, penalties, expenses (including reasonable attorney's fees and expenses and costs of investigation or litigation) or liabilities, joint or several, to which the Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or are caused by:

               (i) any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that Buyer will not be liable in any such case to: (a) the Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished in writing to Buyer by or on behalf of the Indemnified Person for inclusion in the Registration Statement, prospectus, amendment or supplement or
(b) the Indemnified Person from whom the person asserting any such loss, claim, damage or liability purchased the Registrable Shares if the Indemnified Person failed, if required by the Securities Act, to send or give a copy of the final prospectus to the person asserting such loss, claim, damage or liability; or

               (ii) any violation or alleged violation by Buyer of the Securities Act.

     Such indemnification shall remain in full force and effect regardless of any investigation made by any party and shall survive the transfer of the Common Stock by the Indemnified Person.

           (b) Indemnification by the Holder.  For the purposes of this
Section 15, the Holder will, to the extent permitted by law, indemnify and hold harmless Buyer, each of its directors and officers, each underwriter, each officer and director of each underwriter, and each person, if any, who controls Buyer (within the meaning of Section 15 of the Securities Act) against any and all losses, claims, damages or liabilities, joint or several, to which Buyer, such directors and officers, underwriter, officers or directors of underwriter, or controlling person may become subject under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were under, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Buyer by or on behalf of, the Holder for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

                                NONCOMPETITION

     16.1 Noncompetition Agreement. Seller and all of the General Partners of Seller agree that neither it nor they nor any affiliate will at any time within the three (3) year period following the date of this Agreement directly or indirectly engage in, or have any interest in, any firm, corporation or business (whether as an agent, partner, security holder, creditor, consulting firm or otherwise) that engages in, any Prohibited Activity (as defined below). The geographical scope of this noncompetition agreement shall be worldwide, in recognition of the worldwide market heretofore served by the Seller (the "Restricted Territories"). For purposes of this Section 16.1, "Prohibited Activity" shall mean (a) any activity that is the same as, similar to, or competitive with any activity engaged in by Seller in the one year (1) period immediately preceding the date of this Agreement so long as Buyer (or Buyer's successor or assignee) shall engage in such activity within the Restricted Territories, and (b) consulting with, being employed by or acting as an agent for any prior or existing client of Seller with respect to those activities specified in (a) above.

     The parties intend that the covenant contained in the preceding paragraph shall be construed as a series of separate covenants, one for each state and country covered thereby. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraph. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 16.1, then the unenforceable covenant shall be reformed and enforced to the maximum extent permissible or, should such court refuse to so reform such covenant, it shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.


                                 MISCELLANEOUS

     17.1  Survival.

     The representations, warranties, covenants and agreements of the parties set forth herein and in the documents or instruments delivered pursuant hereto shall survive the Closing as set forth in Section 14 hereof.

     17.2 Change of Seller's Name. Seller shall cooperate with Buyer in changing its name in the jurisdiction of its formation and in each jurisdiction in which it is registered to do business.

     17.3  Assignment.

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

     Except as provided for in Section 15.1 et seq., neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto, provided that Buyer shall have the right to assign its rights and obligations under this Agreement to affiliates of Buyer provided that Buyer shall remain liable under this Agreement. The term "affiliate" as used in this Agreement shall have the meaning prescribed by Rule 12(b)-2 of the regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended.

     17.4  Successors.

     This Agreement shall be binding upon and inure to the benefit of Buyer and its heirs, successors or assigns, and Seller and its heirs, successors or assigns.

     17.5  Entire Agreement.

     This Agreement, including the exhibits and schedules attached hereto which are incorporated herein by reference and other agreements referred to herein or delivered pursuant hereto constitute the entire agreement of the parties.

     17.6  Power of Attorney.

     Seller agrees that, effective as at the Closing Date, it hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney of Seller in the name of Buyer or in the name of Seller, to endorse, collect and deposit any checks, drafts or other instruments payable to Seller which relate to payments for goods and/or services provided by Seller or Buyer in connection with the Business sold to Buyer hereunder.

     17.7  Amendments in Writing.

     The terms of this Agreement may not be amended, modified or waived except by written agreement between the parties. No waiver shall be deemed a waiver of any other provision or any subsequent breach or default of the same or similar nature.

     17.8  Interpretation.

     This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

     17.9  Arbitration.

     Any dispute hereunder shall be submitted to binding arbitration to be conducted in Houston, Texas, before a single arbitrator appointed by the American Arbitration Association in accordance with the commercial rules of the American Arbitration Association then in effect. The award of such arbitrator shall be final and may be entered by any party hereto in any court of competent jurisdiction. All costs and expenses of such arbitration shall be paid solely by the

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

party against whom the arbitrator's award is directed or as directed by the arbitrator if an award not entirely in favor of either party is made.

     17.10  Notices.

     All notices hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile transmission, or when received when mailed by reputable overnight courier or by certified mail, return receipt requested, to such party at its address set forth below or such other address as either party may designate to the other in writing:

     If to Seller:    Boots & Coots, L.P.
                      c/o Roemer International, Inc.
                      1200 17th Street, Suite 2610
                      Denver, Colorado  80202
                      Attention:  Steven Swanson
                      Facsimile:  (303) 446-2643

     with a copy to:  Stuart Rifkin
                      Baker & Hostetler LLP
                      303 East 17th Avenue, Suite 1100
                      Denver, Colorado  80203
                      Facsimile:  (303) 861-2307

     If to Buyer:     IWC Services, Inc.
                      5151 San Felipe, Suite 450
                      Houston, Texas  77056
                      Attention:  Charles Phillips, Esq.
                      Facsimile:  (713) 621-7988

     with a copy to:  Dallas Parker
                      Brown, Parker & Leahy, L.L.P.
                      1200 Smith Street, Suite 3600
                      Houston, Texas  77002
                      Facsimile:  (713) 654-1871

     17.11  Severability.

     Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     17.12  Headings.

     The headings appearing in this Agreement have been inserted solely for the convenience of the parties and shall be of no force and effect in the construction of provisions of this Agreement.

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

     17.13  Counterparts.

     This Agreement may be executed in one or more counterparts and each executed copy shall constitute an original, but all of which together shall constitute one instrument.

     17.14 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

     17.15  Bulk Sales Law.

     Seller agrees to take or cause to be taken all steps necessary to comply with the provisions of any applicable bulk sales, fraudulent conveyance or other laws for protection of creditors and Seller further agrees to indemnify and hold Buyer harmless from and reimburse Buyer for any and all liabilities, claims or obligations which Buyer may suffer or incur by virtue of non-compliance with any such applicable laws.

     17.16  Effectiveness.

     This Agreement shall be binding and enforceable upon the execution and delivery hereof by Buyer and Seller; provided that either party shall be permitted to terminate this Agreement pursuant to Section 13 should a majority of the executive committee of Seller fail to approve this Agreement on or before 5:00 p.m., Houston Time, July 22, 1997.

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

     IN WITNESS WHEREOF, the parties hereunto have duly executed this Agreement on the date first above written.

                                            BUYER:

                                            IWC SERVICES, INC.


                                                 /s/ LARRY RAMMING
                                            By: ________________________________

                                                    Larry Ramming
                                            Print:______________________________

                                                    CEO
                                            Title: _____________________________


                                            SELLER:

                                            BOOTS & COOTS, L.P.

                                            By:  Roemer International, Inc.,
                                                 Managing General Partner


                                                     /s/ STEVEN SWANSON
                                                 By:____________________________
                                                    Steven Swanson,
                                                    Vice President


                                            GENERAL PARTNERS OF SELLER:

                                            ROEMER INTERNATIONAL, INC.


                                             /s/ STEVEN SWANSON
                                            ____________________________________
                                            Steven Swanson, Vice President


                                            BLOWOUT SPECIALISTS, INC.


                                            ____________________________________
                                            Annie Kelly, President


                                            OIL WELL FIREFIGHTERS, INC.


                                            By:_________________________________
                                               James Tuppen, President

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